IBIS TECHNOLOGY CORPORATION RECEIVES APPROXIMATELY
$5 MILLION IN SIMOX-SOI WAFER ORDERS FROM
BOOKHAM TECHNOLOGY, ONE OF ITS LARGEST WAFER
CUSTOMERS

BUSINESS WIRE - JUNE 21, 2000 08:59

DANVERS, Mass. --(BUSINESS WIRE)--June 21, 2000--Ibis Technology Corporation (NASDAQ:IBIS), a leading manufacturer and supplier of SIMOX-SOI (Separation by IMplantation of OXygen/Silicon-On-Insulator) implantation equipment and wafers for semiconductor manufacturers, today announced the receipt of $5 million in SIMOX-SOI wafer orders from Bookham Technology, one of Ibis' largest wafer customers. Bookham Technology plans to utilize the wafers for their patented active silicon integrated optical circuits ("ASOC") process to manufacture high quality integrated fiber-optic devices, such as optical multiplexers for broadband Internet and other optical network applications.

"In recent years, telecommunications providers have increasingly relied on fiber-optic networks to meet the capacity demands that the growth of the Internet and dramatically increased network usage have created," said Andrew Rickman, President and CEO of Bookham Technology." As a result, the market for fiber-optic components is growing rapidly. Our patented ASOC technology is designed to overcome the challenges inherent in fiber-optic network systems." Ibis' wafers meet the quality and price requirements for Bookham Technology's applications and Bookham's growing product demand is reflected in their requirements for wafers.

"Ibis is very pleased with the growth that both Bookham Technology and Ibis are experiencing as the demand for the SIMOX-SOI based optical devices are driven by the Internet revolution. Bookham has been a valuable customer during their development and introduction of their silicon based optical products," said Martin Reid, President and CEO of Ibis Technology Corporation. "We anticipate that Bookham Technology will remain a key customer as they position themselves to become a leading global provider of integrated optical circuits and modules to telecommunications and network system providers."

"We are very excited that Bookham Technology's products incorporate our SIMOX wafers and we are poised to support their growing requirements," commented Al Alioto, Vice President of Sales and Marketing. As previously announced, Ibis will add several more implanters this year, substantially increasing our wafer production capacity, in order to satisfy this growing demand for SIMOX-SOI wafers."

About Ibis Technology


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Ibis Technology Corporation is a premier manufacturer and supplier of enhanced Silicon-On-Insulator substrates and equipment for the worldwide semiconductor industry. The company is headquartered in Danvers, Massachusetts and maintains an office in Aptos, California. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis's World Wide Web site at HTTP://WWW.IBIS.COM.

About Bookham Technology

Bookham -Registered Trademark- Technology (LSE:BHM; Nasdaq:BKHM) designs, manufactures and markets optical components which allow communications networks to be constructed efficiently to meet the growing demands of Internet traffic. Using patented silicon-based ASOC -Registered Trademark-technology, the company's products generate, detect, route and control light signals in the next-generation optical communication networks which are currently being deployed by telcos, ISPs and large enterprises. The company, which is quoted on Nasdaq and London Stock Exchange, is headquartered in the UK and has offices in the US and Japan. More information on Bookham Technology is available at HTTP://WWW.BOOKHAM.COM.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements that are subject to certain risks and uncertainties including statements regarding Bookham Technology's plans to utilize the Company's wafer in their optical components, the Company's expectation that Bookham Technology will remain a key customer, the growth of optical components and the effect of this growth on the Company's revenue and results and the Company's ability to support the anticipated growth. Such statements are based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, equipment capacity and supply constraints or difficulties, limitations on the ability to protect the Company's patents and proprietary technology, the Company's limited history with regard to sales of implanters, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings.

    CONTACT:  Company Contacts:
              Debra Nelson
              Chief Financial Officer
              Ibis Technology Corporation
              978-777-4247
                or
              Al Alioto
              Vice President, Sales and Marketing
              Ibis Technology Corporation
              978-777-4247
                or
              Agency Contact:
              Charla Jones
              Northeast Regional Director
              The Loomis Group, Inc
              617-638-0022
              charla@loomisgroup.com